Market Street Fund
Shareholder Meetings (Unaudited)
December 31, 2002

1. On February 28, 2002, a Special Meeting of the shareholders of the Market Street Fund (the "Fund") was held to consider various proposals. The actual vote tabulations for the various issues are as follows:

Issue 1:
To approve a new investment advisory agreement between the Fund and Market Street Investment Management Company in connection with all of the Market Street Fund
Portfolios.

Fund
For		Against		Abstain
All Pro Broad Equity Portfolio
12,840,227	375,082		885,533
All Pro Large Cap Growth Portfolio
3,964,384	110,525		215,643
All Pro Large Cap Value Portfolio
3,732,073	14,653		59,259
All Pro Small Cap Growth Portfolio
4,190,208	73,270		145,040
All Pro Small Cap Value Portfolio
3,739,720	30,015		88,192
Equity 500 Index Portfolio
37,110,861	677,629		2,095,505
International Portfolio
5,772,828	62,169		283,982
Mid Cap Growth Portfolio
4,648,924	95,150		191,090
Balanced Portfolio
4,450,436	81,482		289,476
Bond Portfolio
4,492,074	41,092		289,864
Money Market Portfolio
129,950,056	3,119,407	9,695,144

Issue 2:
To amend the fundamental investment restriction regarding borrowing for all of the Market Street Fund Portfolios.

Fund
For		Against		Abstain
All Pro Broad Equity Portfolio
12,354,594	799,941		946,308
All Pro Large Cap Growth Portfolio
3,862,655	163,470		264,427
All Pro Large Cap Value Portfolio
3,690,702	33,264		82,019
All Pro Small Cap Growth Portfolio
4,036,615	200,014		171,888
All Pro Small Cap Value Portfolio
3,639,414	99,959		118,554
Equity 500 Index Portfolio
35,674,240	1,870,559	2,339,196
International Portfolio
5,613,490	199,540		305,949
Mid Cap Growth Portfolio
4,450,975	256,135		228,054
Balanced Portfolio
4,376,476	129,551		315,367
Bond Portfolio
4,376,514	165,719		280,797
Money Market Portfolio
122,487,750	9,471,004	10,805,853

Issue 3:
To amend the fundamental investment restriction regarding lending for all of the Market Street Fund Portfolios.

Fund
For		Against		Abstain
All Pro Broad Equity Portfolio
12,392,666	763,561		944,615
All Pro Large Cap Growth Portfolio
3,859,394	176,385		254,773
All Pro Large Cap Value Portfolio
3,684,232	33,340		88,413
All Pro Small Cap Growth Portfolio
4,023,918	198,427		186,172
All Pro Small Cap Value Portfolio
3,637,254	99,149		121,525
Equity 500 Index Portfolio
35,590,483	1,922,010	2,371,502
International Portfolio
5,632,336	178,858		307,785
Mid Cap Growth Portfolio
4,447,718	260,626		226,820
Balanced Portfolio
4,360,854	139,965		320,574
Bond Portfolio
4,340,534	168,661		313,835
Money Market Portfolio
123,438,562	8,214,675	11,111,369


2. On February 21, 2003, a Special Meeting of the shareholders of the Market Street Fund (the "Fund") was held to consider various proposals. The actual vote tabulations for the various issues are as follows:

Issue 1:
To approve an Agreement and Plan of Reorganization pursuant to which each of the Fund's eleven portfolios
(the "Market Street Portfolios") will transfer all of its assets to a corresponding series of Gartmore Variable
Insurance Trust ("GVIT") in exchange for the assumption of certain stated liabilities and Class IV shares of such series, and then have the Market Street Portfolios distribute these Class IV shares to their shareholders in complete liquidation and dissolution. As a result, shareholders of each Market Street Portfolio will become holders of Class IV shares of a corresponding series in GVIT, and the owners of variable life insurance policies and variable annuity contracts ("contract owners") issued by Nationwide Life Insurance Company of America (formerly,
"Provident Mutual Life Insurance Company") ("NLICA"),
Nationwide Life and Annuity Company of America (formerly,
"Providentmutual Life and Annuity Company of America"), and National Life Insurance Company of Vermont having contract values allocated to the Market Street Portfolios will have these contract values then allocated to the Class IV shares of the corresponding series in GVIT, as set forth immediately below.

	Market Street Portfolios	GVIT Acquiring Funds
All Pro Broad Equity Portfolio	Gartmore GVIT Total Return Fund
All Pro Large Cap Growth Portfolio	Gartmore GVIT Growth Fund
All Pro Large Cap Value Portfolio	Comstock GVIT Value Fund
All Pro Small Cap Growth Portfolio	GVIT Small Company Fund
All Pro Small Cap Value Portfolio	GVIT Small Cap Value Fund
Equity 500 Index Portfolio		GVIT Equity 500 Index Fund
International Portfolio 		Dreyfus GVIT International Value Fund
Mid Cap Growth Portfolio		Strong GVIT Mid Cap Growth Fund
Balanced Portfolio			J.P. Morgan GVIT Balanced Fund
Bond Portfolio 				Gartmore GVIT Government Bond
Money Market Portfolio 			Gartmore GVIT Money Market Fund


Fund
For		Against		Abstain
All Pro Broad Equity Portfolio
12,074,651	608,734	1,919,935
All Pro Large Cap Growth Portfolio
3,843,201	214,425		345,525
All Pro Large Cap Value Portfolio
4,028,090	253,613		311,059
All Pro Small Cap Growth Portfolio
3,659,369	209,862		433,671
All Pro Small Cap Value Portfolio
3,907,606	219,831		654,243
Equity 500 Index Portfolio
31,768,389	2,017,341	4,097,231
International Portfolio
5,300,616	220,569		517,876
Mid Cap Growth Portfolio
3,864,140	301,427		434,684
Balanced Portfolio
3,849,584	224,079		620,250
Bond Portfolio
5,001,354	195,611		701,829
Money Market Portfolio
117,022,023	6,613,021	15,741,139

Issue 2:
To approve a new investment advisory agreement between the Fund and Gartmore Mutual Fund Capital Trust in connection with all of the Market Street Portfolios.

Fund
For		Against		Abstain
All Pro Broad Equity Portfolio
12,052,861	617,959	1,932,500
All Pro Large Cap Growth Portfolio
3,842,705	214,782		345,663
All Pro Large Cap Value Portfolio
4,049,193	233,191		310,379
All Pro Small Cap Growth Portfolio
3,700,405	170,779		431,717
All Pro Small Cap Value Portfolio
3,944,934	181,993		654,753
Equity 500 Index Portfolio
31,792,418	2,048,720	4,041,823
International Portfolio
5,332,694	193,300		513,066
Mid Cap Growth Portfolio
3,886,590	278,510		435,151
Balanced Portfolio
3,876,550	194,445		622,917
Bond Portfolio
4,981,359	215,605		701,829
Money Market Portfolio
116,570,373	7,271,911	15,533,899